                               TELTONE CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 23, 1995



TO THE SHAREHOLDERS:

THE ANNUAL MEETING OF THE SHAREHOLDERS OF TELTONE CORPORATION WILL BE HELD AT THE CORPORATE HEADQUARTERS, 22121 - 20TH AVENUE SE, BOTHELL, WASHINGTON, ON OCTOBER 23, 1995, AT 2:30 P.M. FOR THE FOLLOWING PURPOSES:

     1.   To elect directors;

     2. To approve an amendment to the Corporation's 1992 Stock Option Plan increasing the number of shares reserved for issuance from 500,000 shares to 800,000 shares of common stock upon the exercise of stock options granted thereunder;

     3. To ratify the selection of Price Waterhouse LLP as auditors for the current fiscal year; and

     4. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on September 1, 1995, are entitled to notice of and to vote at this meeting.


                     BY THE ORDER OF THE BOARD OF DIRECTORS
                           Peter C. Spratt, Secretary



EACH SHAREHOLDER IS URGED TO SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


Bothell, Washington
September 15, 1995

                               TELTONE CORPORATION
                             CORPORATE HEADQUARTERS
                             22121 - 20TH AVE. S.E.
                            BOTHELL, WASHINGTON 98021



               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD OCTOBER 23, 1995



This proxy statement, which was first mailed to shareholders with the enclosed form of proxy on September 15, 1995, is furnished in connection with the solicitation of proxies by the Board of Directors of Teltone Corporation (the "Company") to be voted at the Annual Meeting of Shareholders of the Company. The meeting will be held at the Corporate Headquarters, 22121 20th Avenue SE, Bothell, Washington, on October 23, 1995 at 2:30 p.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
Shareholders who execute proxies retain the right to revoke them at any time before they are voted by delivering a signed written statement to the Secretary of the Company at or prior to the Annual Meeting of Shareholders or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be borne by the Company.

Shareholders of record at the close of business on September 1, 1995, will be entitled to vote at the meeting. On September 1, 1995, there were 5,487,096 shares of common stock and 1,075,641 shares of preferred stock outstanding, each of which is entitled to one vote.


1.   ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting of Shareholders, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time of the election, it is intended that proxies will be voted for the election of another nominee to be designated by the Board of Directors of the Company to fill any vacancy.

The following table lists the nominees for election as directors of the Company, information regarding their ownership of the Company's common stock, and information regarding the ownership of the Company's common stock by the officers and directors as a group.


                         NOMINEES' BENEFICIAL OWNERSHIP
                                 OF TELTONE STOCK

                                                                      Voting
                                 Common Stock                   Preferred Stock (1)
                              ------------------                -------------------
                              Amount and Nature                 Amount and Nature
                                of Beneficial                     of Beneficial
                                  Ownership          Percent        Ownership           Percent
                                    as of              of             as of                of
Nominees                          09/01/95(2)         Class        09/01/95(2)           Class

------------------------------------------------------------------------------------------------
Charles L. Anderson                934,211 (3)(4)      17.0%     125,704 (3)(4)          11.6%

Hubert L. Kertz                     11,600 (5)           .2%         489                    .1%

Richard W. Soshea                  547,342 (6)          9.9%       7,303                    .6%

Charles P. Waite                    56,355 (7)          1.0%     292,309 (7)              27.1%

Don Wilson                          26,173               .4%           0                     0%

Paul M. Wythes                     350,443 (8)(9)       6.3%     209,860 (10)(11)         19.5%

Milton Zeutschel                    26,830               .4%           0                     0%

All Officers and Directors
   as a group (12 persons)       2,215,664 (12)        40.3%     635,665                  59.1%

------------------------------------------------------------------------------------------------

(1) Each share of the Company's no par value voting preferred stock is entitled to one vote on each matter submitted to shareholders.

(2) Except to the extent that each director's shares are subject to community property laws or as otherwise indicated, beneficial ownership represents sole voting and investment power with respect to the Company's no par value common stock or no par value voting preferred stock.

                                        2


(3) Includes 69,517 shares of common stock and 9,770 shares of preferred stock owned by the Teltone Corporation Profit Sharing Trust, over which Mr. Anderson shares voting and investment power.

(4) Includes 66,400 shares of common stock and 50,000 shares of preferred stock owned by the Anderson Family Foundation, a charitable foundation, controlled by Mr. Anderson and members of his family.

(5) Includes stock options of which 10,000 shares are exercisable within sixty days of the record date.

(6) Includes stock options of which 320,000 shares are exercisable within sixty days of the record date.

(7) Includes 35,002 shares of common stock and 292,309 shares of preferred stock owned of record by Greylock Ventures Partnership, of which Mr. Waite is a partner and over which Mr. Waite shares voting and investment power.

(8) 255,305 of these shares are owned of record by Sutter Hill Ventures, of which Mr. Wythes is a general partner. As such, Mr. Wythes shares voting and investment power over these shares.

(9) 75,983 of these shares are owned of record by TOW Partners, of which Mr. Wythes is the sole general partner. As such, Mr. Wythes has sole voting power over these shares.

(10) 152,893 of these shares are owned of record by Sutter Hill Ventures, of which Mr. Wythes is a general partner. As such, Mr. Wythes shares voting and investment power over these shares.

(11) 45,495 of these shares are owned of record by TOW Partners, of which Mr. Wythes is sole general partner. As such, Mr. Wythes has sole voting power over these shares.

(12) Includes stock options of which 528,750 shares are exercisable within sixty days of the record date.


                                        3

                     OTHER INFORMATION CONCERNING DIRECTORS


Mr. Anderson, 65, has been a Director of the Company since 1968 and Chairman since 1981. He was Chief Executive Officer of the Company from June 1984 through December 1987 and from 1968 through 1981. He also was President of Teltone from 1970 through 1981, and Acting President from June 1984 to April 1985.

Mr. Kertz, 85, was the President of American Bell International, Inc., a subsidiary of AT&T from 1975 through 1979; before that, he served as a Vice President of AT&T for 11 years. He has been a Director of the Company since 1979. He also serves as a Director of Coastcom.

Dr. Soshea, 63, assumed the position of Director, President & Chief Executive Officer for the Company in August 1991. Prior to joining Teltone, Dr. Soshea was Vice President of the Semiconductor Group at M/A-COM, Inc., Lowell, Massachusetts since 1988. His background also includes general management positions with Hewlett Packard and with Harris Corp. , where he founded Harris Microwave Semiconductor, Inc.

Mr. Waite, 65, has served on the Board of Directors of the Company since 1976. He has been a General Partner of Greylock Partnerships since 1966.

Mr. Wilson, 67, joined the Teltone Board of Directors in April 1990. Mr. Wilson worked for US West Communications for more than 35 years, the last 14 years of which he was Vice President, prior to his retirement in 1990. He is a past Chairman of the Board of Trustees for Goodwill Industries, serves on the National Advisory Board for the Salvation Army and is a Director of US Bank of Washington.

Mr. Wythes, 62, has been a Director since 1976. In 1964 he was a Founding Partner of Sutter Hill Ventures, a venture capital limited partnership, headquartered in Palo Alto, California, where he continues to serve as a General Partner. He also serves as a Director of Interventional Technologies, Inc., San Diego, CA, and on 18 equity mutual funds, managed by T. Rowe Price Associates, of Baltimore, MD.

Mr. Zeutschel, 62, joined the Teltone Board in January 1990. He co-founded Data I/O Corporation, a manufacturer of memory programmers and CAE software, in 1970 and has served Data I/O in several positions including that of President from 1990 to 1991. In 1980, Mr. Zeutschel founded Zetron Corporation, a manufacturer of radio communications control equipment, where he served as President through 1990. He presently is Chairman of Zetron.

                      COMMITTEES OF THE BOARD OF DIRECTORS


The Company's Board of Directors has standing Audit and Compensation Committees. There is no standing nominating committee. The members of each Committee and the functions performed thereby are outlined below:

          Audit Committee - Messrs. Anderson, Kertz, and Wilson. This Committee reviews the planned scope of independent auditor's services, reviews financial statements and the auditor's opinion letter, recommends the independent auditor for the following fiscal year, reviews the auditor's recommendations relating to accounting, internal control, and other matters, and reviews internal accounting procedures with corporate financial staff.

          Compensation Committee - Messrs. Kertz, Zeutschel, and Waite. This Committee reviews current remuneration of the directors and officers of the Company and makes recommendations to the Board of Directors regarding appropriate periodic adjustments of those amounts. The Committee also makes recommendations to the Board regarding the granting of stock options to officers and employees.

Both the Compensation Committee and the Audit Committee met once. The entire Board of Directors met six times during the last fiscal year. All Directors attended more than 75% of the aggregate number of Board meetings and meetings of Committees on which they served.



                          COMPENSATION OF BOARD MEMBERS


Members of the Company's Board of Directors, other than employee-directors, are entitled to receive $1,200 per quarter, plus $500 for each Board meeting attended, and $250 for each committee meeting held on a day when a Board of Directors meeting was not also held. These payments have been made to all directors except Mr. Anderson until October 29, 1992, when they were suspended. These payments were reinstated effective April 17, 1995. Mr. Anderson received $7,200 in compensation during the fiscal year ending June 30, 1995, for consulting services as needed.

2.   PRINCIPAL SHAREHOLDERS

The following table sets forth information as of September 1, 1995, with respect to all shareholders who are known to the Company to be beneficial owners of more than 5% of either outstanding voting preferred or common stock.

                                                                                       Voting
                                            Common Stock                         Preferred Stock (1)
                                          -----------------                      -------------------
                                          Amount and Nature                       Amount and Nature
                                            of Beneficial                           of Beneficial
                                              Ownership            Percent            Ownership         Percent
                                                as of                of                as of               of
Shareholder                                  09/01/95(2)            Class           09/01/95(2)          Class

--------------------------------------------------------------------------------------------------------------
Charles L. Anderson                             934,211(3)(4)         17.0%           125,704(3)(4)     11.6%
660 N. Smith Road
Stanwood, WA 98292

Steve Sarich Jr.                                571,673               10.4%            98,407            9.1%
505 Madison Street
Suite 230
Seattle, WA 98104

Richard W. Soshea                               547,342(5)             9.9%             7,303             .6%
15130 - 141st Avenue SE
Snohomish, WA 98290

Greylock Ventures Limited                        35,002                 .6%           292,309           27.1%
One Federal Street
26th Floor
Boston, MA 02110

Sutter Hill Ventures                            255,305                4.6%           152,893           14.2%
755 Page  Mill  Rd.
Suite A-200
Palo Alto, CA 94304

--------------------------------------------------------------------------------------------------------------


(1)  Each share of the Company's no par value voting preferred stock is entitled to one vote on each matter submitted to shareholders.
(2)  Except to the extent the shares owned by an individual listed above are subject to community property laws or as otherwise indicated, beneficial ownership represents sole voting and investment power with respect to the Company's no par value common stock or no par value voting preferred stock, as the case may be.

                                        6

(3)  Includes 69,517 shares of common stock and 9,770 shares of preferred stock owned by the Teltone Corporation Profit Sharing
     Trust, over which Mr. Anderson shares voting and investment power.
(4)  Includes 66,400 shares of common stock and 50,000 shares of preferred stock owned by the Anderson Family Foundation, a charitable foundation, which is controlled by Mr. Anderson and members of his family.
(5)  Includes stock options of which 360,000 shares are exercisable within sixty days of the record date.



3.   EXECUTIVE OFFICER COMPENSATION

                                CASH COMPENSATION


Cash compensation paid by the Company to its executive officers who earn in excess of $100,000:


                             CASH COMPENSATION TABLE
--------------------------------------------------------------------------------


                                           ANNUAL COMPENSATION
                              --------------------------------------------------

Name and Principal
Position                      Year        Salary        Bonus       Other
                                                                    Compensation
--------------------------------------------------------------------------------

Richard  W. Soshea
President & CEO               1995        $149,135

Richard W. Soshea
President & CEO               1994        $131,826

Richard W. Soshea
President & CEO               1993        $144,375

Kermit Ross
VP Sales & Mktg               1995        $114,465



                         COMPENSATION PURSUANT TO PLANS

Described below are the compensation plans that have been established by the Company that provide for the payment of cash or noncash compensation to the individuals and group covered by the Cash Compensation table. The amounts paid to the listed individuals and group are also disclosed.


     A.   SALARY DEFERRAL

     All employees are eligible to participate on the first day of the month after their date of hire. An employee is able to defer up to 15% of his or her pre-tax annual salary up to a maximum of $9,240 under the salary
     deferral provisions of the Plan.   At the discretion of the Board of
     Directors, the first $300 of the employee's deferral shall be matched by the Company dollar for dollar. The Company shall match $.50 for each $1.00 an employee defers between $300 and 6% of the employee's compensation. Any deferral in excess of 6% of the employee's compensation shall not be matched. The employee's deferrals and the Company's contributions are invested, at the employee's direction, in one or more investment funds.

     Employees are 100% vested in their salary deferrals, the Company's contributions, and all earnings thereon. At any time after an employee has reached age 59 1/2, an employee may withdraw all or a portion of the funds. In addition, the employee may borrow from the Plan and may receive a distribution of benefits in the event of financial hardship. Upon termination of employment, death or disability, the employee or beneficiary will receive a lump sum payment of benefits. Executive officer compensation, as related in the Cash Compensation table includes any salary deferral under the Plan.

     During the period ending June 30, 1995, the Company's contributions to the executive officers named in the Cash Compensation table and all employees as a group were:

               Richard W. Soshea                  $4,046

               Kermit Ross                        $3,206

               All Employees as a Group
               Excluding Executive Officers      $43,391
               (62)


     B.   STOCK OPTION PLANS

     Currently, there is one option plan, the 1992 Stock Option Plan (the
      "1992 Option Plan"), which expires February 18, 2002. The Option Plan authorizes the Board to grant either incentive stock options, as that term is defined in the Internal Revenue Code of 1986, as amended, or non-qualified options.

     Under the terms of the Option Plan, all present and future key employees who, at the time the options are granted, are regular full-time employees of the Company, are eligible to participate. The number of shares that may be granted under the Option Plan if approved as amended is 800,000, of which 225,750 shares remain available for grant as of September 1, 1995. The option price and award are determined by the Compensation Committee of the Board of Directors. Subject to the provisions of the Option Plan, the Board of Directors determines the terms and provisions of the option agreements and the number of shares of common stock subject to each option.

     During fiscal year 1995 the following options to purchase common stock were granted at fair market value to all employees as a group:

     Name of Individual or
     Number of Persons in                                   Average Per Share
     A Group                         Number of Shares       Exercise Price
     ---------------------          -----------------       -----------------
     All Employees as a Group
     Excluding Executive Officers              75,500               $.41
     (10)



     6,750 options were exercised during the period beginning July 1, 1991 and ending June 30, 1995.


      C.  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the directors and executive officers of the Company and persons who own more than ten percent of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any late filings during fiscal years 1992 and 1993. The form for one officer was not received by the SEC prior to the filing deadline. Other than this exception, to the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company and on written representations that no other reports were required, all of the reports were timely filed.

4.   PROPOSAL FOR APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN

At the meeting the shareholders will be requested to approve an amendment to the
1992 Stock Option Plan (the "1992 Option Plan").   The amendment is to increase
the Company's common stock subject to the 1992 Stock Option Plan from 500,000 shares to 800,000 shares. The Board believes stock options are essential to attracting and retaining key employees and encouraging them to devote their full efforts toward the success of the Company. The Board adopted the 1992 Option Plan at its meeting held on February 18, 1992, and recommends approval of this amendment.

DESCRIPTION OF THE OPTION PLAN

The following description is qualified in its entirety by reference to the 1992 Option Plan itself, which can be obtained from the Company.

The 1992 Option Plan, if  the   amendment is approved  by the shareholders, will
reserve 800,000 shares of the Company's common stock for issuance pursuant to stock options to be granted thereunder. Incentive stock options and/or non-qualified stock options may be granted to eligible employees of the Company during the ten-year term of the 1992 Option Plan.

Option grants to non-officer employees may be made by the entire Board or by a committee of two or more Board members. Option grants to officers shall be made by the entire Board if all Board members are "disinterested persons" as that term is defined in Rule 16b-3 of the Securities and Exchange Commission, or by a committee of two or more directors, all of whom must be "disinterested persons." The Board has delegated to the Compensation Committee the function of granting options to officers, including the determination of which officers will receive options and the size of such options.

Because the officers and employees who may participate and the amount of their options are determined by the Board or the Committee at their discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers and employees.

The Committee will establish the time or times at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time. The option price shall be set by the Committee at the time of granting of an option. For incentive stock options, the option price may not be less than the fair market value of the Company's stock on the date of grant.
For non-qualified stock options, the option price may be less than, equal to, or greater than the fair market value of the Company's stock on the date of grant. The Company can reset the price of any stock option after the original grant and before exercise. In the event of stock dividends, splits, and similar capital changes, the 1992 Option Plan provides for appropriate adjustments in the number of shares available for options and the number and option prices of shares subject to outstanding options.

The terms of each option shall be no more than six years from the date of grant. Generally, options expire thirty days following termination of employment (but in no event later than the date of expiration of the term of the option as set forth in the option agreement), except in the case of permanent disability or death and except for discharge for misconduct, willfully or wantonly harmful to the Company. In the case of termination due to death or permanent disability, the option terminates ninety days (or such shorter period as is specified in the option agreement) from the date the employee ceases work as a result of death or disability (but in no event later than the date of expiration of the term of such option as set forth in the option agreement). The Board has the authority to extend the foregoing expiration dates of any outstanding option in circumstances it deems appropriate, provided that no such extension can go beyond the original term of such option (e.g., six years from grant date). Each option vests over a four year period, with 25% vesting on each of the first four anniversaries of the Grant Date.

The purchase price of option shares may be paid in cash. Option holders may also exercise their options by surrendering shares of the Company's common stock owned by the Optionee. Shares used to pay the exercise price shall be valued at their fair market value on the exercise date. For non-qualified options, the option holder must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company. Option holders may pay these federal, state, and local withholding taxes by turning in shares of the Company's common stock, valued at fair market value.

In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with or into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation. If the successor corporation refuses to assume options or substitute equivalent options, the Board shall provide all option holders with the right to immediately exercise all of their options, whether vested or unvested.

In the event of a proposed dissolution or liquidation of the Company, outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In such a situation, the Board is authorized to give option holders the right to immediately exercise all of their options, whether vested or unvested.

The Board has the right to substitute or assume options in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Internal Revenue Code of 1986, as amended, (the "Code") applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of shares reserved for the 1992 Option Plan may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of shares subject to options before and after the substitution.

The 1992 Option Plan may be modified, amended, or terminated by the Board of Directors except with respect to options granted prior to such action. Notwithstanding the foregoing, shareholder approval is required for any amendment which increases the number of shares subject to the 1992 Option Plan (other than in connection with automatic adjustments due to changes in capitalization or the assumption of options in connection with mergers or acquisitions) or which otherwise requires shareholder approval pursuant to Rule 16b-3 of the Securities and Exchange Commission.

The issuance of stock upon exercise of options already granted is subject to securing shareholder approval of 1992 Option Plan and the registration with the Securities and Exchange Commission of the shares reserved thereunder.

The options are nonassignable except by will or by the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OPTION PLAN

The federal income tax consequences of an employee's participation in the 1992 Option Plan are complex and subject to change. The following discussion is
only a SUMMARY of the general rules applicable to  an option.   A taxpayer's
particular situation may be such that some variation of the general rules is applicable.

Incentive Stock Options

If an option granted under the 1992 Option Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sell the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of the grant of such option or within one year after transfer of the shares to him or her, any gain realized upon disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

If the optionee disposes of the shares, either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or (2) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain, if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purpose of the alternative minimum tax. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

In general, there will be no federal tax consequences to the Company upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received upon the exercise of an incentive stock option prior to satisfying the two-year and one-year holding periods described above, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, in any, recognized by the optionee upon disposition of the shares.

Non-qualified Stock Options

Non-qualified stock options granted under the 1992 Option Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the option price. The income realized by the optionee will be subject to income tax withholding by the Company out of the current earnings paid to the optionee. If such earnings are insufficient to pay the tax, the optionee will be required to make a direct payment to the Company for the tax liability.

Upon a disposition of any shares acquired pursuant to the exercise of non-qualified stock option, the difference between the sales price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized an long-term capital gain or loss, if the shares have been held for more than one year at the date of their disposition. The optionee's basis for determination of gain or loss upon and subsequent disposition of shares acquired upon the exercise of a non-qualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.

In general, there will be no federal tax consequences to the Company upon the grant or termination of non-qualified stock option or a sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise.

Vote Required

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to amend the Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE OPTION PLAN.

5.   RATIFICATION OF SELECTION OF  AUDITORS

The Board of Directors will request that the shareholders ratify its selection of Price Waterhouse LLP, Certified Public Accountants, as independent public auditors for the Company for the current fiscal year. If the shareholders do not ratify the selection of Price Waterhouse LLP, another firm of certified public accountants will be selected by the Board of Directors.

Representatives of Price Waterhouse LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.


6.   SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. All of the costs of solicitation of proxies will be paid by the Company.


7.   PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders, October 21, 1996 must be received by the Company no later than May 15, 1996 to be included in the Company's proxy statement and form of proxy relating to that meeting.


8.   OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, the Board of Directors intends that proxies, in the form enclosed, will be voted in respect of any other business that may properly come before the meeting in accordance with the judgment of the persons voting such proxies.

     Dated: Bothell, Washington
            September 15,  1995




A COPY OF THE COMPANY'S FORM 10-KSB REPORT FOR FISCAL YEAR 1995, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE UPON REQUEST. PLEASE WRITE TO:

                                DEBRA L. GRIFFITH
                     VICE PRESIDENT FINANCE & ADMINISTRATION
                               TELTONE CORPORATION
                             22121 - 20TH AVENUE SE
                        BOTHELL, WASHINGTON  98021-4408

                                                                                                                        PLEASE MARK
                                                                                                                / X /   YOUR CHOICES
                                                                                                                          LIKE THIS
Proposal 1: TO ELECT DIRECTORS:                                                           Proposal 2: To approve an amendment to the
NOMINEES: C.L. Anderson, H.L. Kertz, R.W. Soshea,                                         Corporation's 1992 Stock Option Plan
C.P. Waite, D.C. Wilson, P.M. Wythes, M.F. Zeutschel                                      increasing the number of shares reserved
                                                   To withhold authority to vote for      for issuance from 500,000 shares to
FOR all nominees listed   WITHHOLD AUTHORITY       any nominee(s), write name(s) below:   800,000 shares of common stock upon the
(except as marked         to vote for all                                                 exercise of stock options granted
to the contrary).         nominees listed          ------------------------------------   thereunder.

                                                                                                       FOR   AGAINST   ABSTAIN

      / /                 / /                                                                          / /     / /       / /



Proposal 3: TO RATIFY THE APPOINTMENT OF Price
Waterhouse LLP as auditors forthe current fiscal year.

  FOR   AGAINST   ABSTAIN


  / /     / /       / /


                                                       Important -- Please sign and return promptly. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                       SIGNATURE(S)
                                                                     -----------------------------------------------------
                                                       DATE
                                                             ----------------



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

PROXY

                  FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                               TELTONE CORPORATION

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Charles L. Anderson and Richard W. Soshea, and each of them, with full power of substitution, as Proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Corporation to be held at Teltone Headquarters, 22121 -- 20th Ave SE, Bothell, WA 98021 on October 23, 1995 at 2:30 p.m. and at adjournments thereof.

     THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 & 3 IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE).






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